Prospectus Supplement No. 1, dated May 30, 2002,            Rule 424(b)(3)
to Prospectus, dated May 29, 2002.                          File No. 333-88402


                                  QUOVADX, INC.
                             SHARES OF COMMON STOCK

         This Supplement to Prospectus dated May 29, 2002 supplements and amends the Selling Stockholders table at page 8 of the prospectus to reflect certain distributions made since the date of the Prospectus. Nowell Outlaw has transferred 55,430 shares of our common stock to Merrill Lynch in the amounts listed below. The Prospectus is used in connection with the offering of an aggregate 138,575 shares of the common stock (the "Common Stock"), of Quovadx, Inc. (QVDX). The number of shares of Common Stock covered by the Prospectus remains unchanged and, except as described above and set forth below, the Selling Stockholders table set forth in the Prospectus remains unchanged:

                                        NUMBER OF           NUMBER OF SHARES
       NAME OF SELLING STOCKHOLDER     SHARES HELD           BEING OFFERED
       ---------------------------     -----------          ----------------
       Merrill Lynch                      55,430                55,430
       Dennis Hefter                      83,145                83,145




                                  END OF FILING